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                         CONSENT OF ERNST & YOUNG LLP


                                 Exhibit 99.C1

                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated March 20, 1998 accompanying the financial statements of The Manufacturers Life Insurance Company of America and to the use of our report dated January 30, 1998 accompanying the financial statements of Separate Account Three of The Manufacturers Life Insurance Company of America in Pre-Effective Amendment No. 1 to the Registration Statement No. 333-66303 on Form S-6 and related prospectus of Separate Account Three of The Manufacturers Life Insurance Company of America.



Philadelphia, Pennsylvania                             /s/ Ernst & Young LLP
February 5, 1999